UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2020 (February 11, 2020)

ABBVIE INC.

(Exact Name of Registrant as Specified in its Charter)

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Delaware	001-35565	32-0375147
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

_______________________________________________

1 North Waukegan Road

North Chicago, Illinois 60064-6400

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (847) 932-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	ABBV	New York Stock Exchange Chicago Stock Exchange
1.375% Senior Notes due 2024	ABBV24	New York Stock Exchange
0.750% Senior Notes due 2027	ABBV27	New York Stock Exchange
2.125% Senior Notes due 2028	ABBV28	New York Stock Exchange
1.250% Senior Notes due 2031	ABBV31	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

As previously reported, on June 25, 2019, AbbVie Inc. (“AbbVie”) entered into a 364-Day Bridge Credit Agreement (the “Bridge Credit Agreement”), among AbbVie, certain lenders and Morgan Stanley Senior Funding, Inc., as administrative agent. The Bridge Credit Agreement provided for a bridge credit facility pursuant to which, subject to the terms and conditions set forth therein, AbbVie could have borrowed up to $38.0 billion to finance the payment of the cash consideration in connection with AbbVie’s acquisition of Allergan plc, an Irish public limited company (“Allergan”), to pay fees and expenses related thereto and to repay certain existing indebtedness of Allergan.

On February 11, 2020, the remaining commitments under the Bridge Credit Agreement were reduced to $0 as a result of cash on hand at AbbVie. AbbVie subsequently terminated the Bridge Credit Agreement in its entirety as permitted under its terms. In connection with the termination of the Bridge Credit Agreement, all accrued and unpaid fees thereunder were paid in full and all commitments thereunder were terminated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABBVIE INC.

Date: February 14, 2020	By:	/s/ Robert A. Michael
Robert A. Michael
Executive Vice President, Chief Financial Officer

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